                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               YELLOW CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               YELLOW CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                            YELLOW CORPORATION LOGO

                               YELLOW CORPORATION
                                10990 Roe Avenue
                          Overland Park, Kansas 66207

                         ------------------------------

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 22, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Yellow Corporation (the "Company") will be held at the Doubletree Hotel, 10100 College Boulevard, Overland Park, Kansas, on April 22, 1999 at 9:30 a.m., Central Daylight Time, to consider the following matters:

       I.  The election of nine directors;
      II. The approval of the appointment of Arthur Andersen LLP as independent public accountants of the Company for 1999; and
     III. The transaction of such other business as may properly come before such meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

     The close of business on February 22, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States.

     If you attend the meeting in person, you may revoke your proxy and cast your vote in person. If you receive more than one proxy because your shares are held in various names or accounts, each proxy should be completed and returned.

                                          By Order of the Board of Directors:

                                          WILLIAM F. MARTIN, JR.
Overland Park, Kansas
March 5, 1999                             WILLIAM F. MARTIN, JR., Secretary

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                               YELLOW CORPORATION
                                10990 Roe Avenue
                          Overland Park, Kansas 66207

                                  INTRODUCTION

     This statement is furnished in connection with the solicitation by the Board of Directors of Yellow Corporation (the "Company"), a Delaware corporation, of proxies for use at the 1999 Annual Meeting of Stockholders of the Company, to be held at the Doubletree Hotel, 10100 College Boulevard, Overland Park, Kansas (the Company's telephone is 913/696-6100; mailing address 10990 Roe Avenue, Overland Park, Kansas 66211), at 9:30 a.m., Central Daylight Time, on April 22, 1999, and at any and all adjournments thereof. The Company's Annual Report (including audited financial statements) for the year ended December 31, 1998 accompanies this Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, which will be mailed to stockholders on or about March 8, 1999. The Annual Report is not part of this proxy soliciting material except to the extent specifically incorporated herein by reference. A copy of the Company's annual report to the Securities and Exchange Commission on Form 10-K and the quarterly reports on Form 10-Q may be obtained without charge by writing the Treasurer of the Company at the above mailing address.

         MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING OF THE COMPANY

     At the annual meeting, the Company's stockholders will consider and vote upon (1) the election of nine directors; and (2) the approval of the appointment of Arthur Andersen LLP as independent public accountants of the Company for 1999.

                               VOTING AND PROXIES

RECORD DATE; VOTING RIGHTS

     Stockholders of record as of the close of business on February 22, 1999 will be entitled to notice of and to vote at the Annual Meeting of Stockholders of the Company or any adjournment thereof. On such date the Company had outstanding 25,176,017 shares of common stock, par value $1.00 per share ("Common Stock"), which constitute the Company's only outstanding voting securities. Each share of Common Stock has one vote. Unless marked to the contrary, proxies received will be voted (1) for the election to the Board of all nominees to the Board of Directors; (2) for the approval of the appointment of Arthur Andersen LLP as independent public accountants of the Company for 1999; and (3) in the discretion of the Proxy Committee on such other business as may properly come before the meeting.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting. Attendance at the meeting does not by itself constitute revocation of the proxy. The election of directors shall be determined by a plurality of the votes cast. Determination of the appointment of Arthur Andersen LLP as independent public accountants shall be by a majority of the votes cast.

     Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast.

SOLICITATION OF PROXIES

     The cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such respective brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

                    SUBMISSION OF PROPOSALS BY STOCKHOLDERS

     Stockholders' proposals intended to be presented at the 2000 annual meeting must be received by November 12, 1999 to be eligible for inclusion in the proxy materials. Stockholder proposals received after January 21, 2000, shall be considered untimely and the Company shall be free to use its discretionary authority to preclude any stockholder proposal received after that date from presentment at the 2000 annual meeting.

                            I. ELECTION OF DIRECTORS

     At the meeting, nine directors are to be elected to hold office until the 2000 Annual Meeting and until their successors are elected and have qualified. If any nominee should be unable to stand for election as a director, it is intended that the shares represented by proxies will be voted for the election of such substitute as management may nominate.

     The following table sets forth information with respect to each nominee for election as a director of the Company. No nominee has any family relationship with any other director or executive officer of the Company.

                                                              PRINCIPAL OCCUPATION;
         NAME; PAST SERVICE                                    DIRECTORSHIPS; AGE
         ------------------                                   ---------------------
NOMINEES FOR ELECTION AS DIRECTORS
Klaus E. Agthe.......................      Formerly director and North American Liaison for the VIAG
  Director since 1984                      Group, Munich, Germany (an international holding company);
                                           68
Cassandra C. Carr....................      Senior Vice President, Human Resources SBC Communications,
  Director since 1997                      Inc., San Antonio, Texas (Telecommunications) (Since 1994).
                                           Formerly President, Texas Division (1993-1994); 54
Howard M. Dean.......................      Chairman and Chief Executive Officer (formerly President
  Director since 1987                      and Chief Executive Officer) of Dean Foods Company,
                                           Franklin Park, IL (processor and distributor of food
                                           products); Director of Nalco Chemical Company and Ball
                                           Corporation; 61
Ronald T. LeMay......................      President, Director and Chief Operating Officer of Sprint
  Director since 1994                      Corporation, Kansas City, Missouri (Telecommunications)
                                           (since October 1997). Formerly Chairman and Chief Executive
                                           Officer of Waste Management, Inc. (July 1997 -- October
                                           1997); Director, President and Chief Operating Officer of
                                           Sprint Corporation, Kansas City, MO (1996-1997), Chief
                                           Executive Officer of the Sprint Telecommunications Venture
                                           (1995-1996); Vice Chairman of Sprint Corporation (March
                                           1995 -- February 1996); Director, President, and Chief
                                           Operating Officer, Long Distance Division, Sprint
                                           Corporation (October 1989 -- March 1995); Director of
                                           Imation Corporation and Ceridian Corporation; 53

                                                              PRINCIPAL OCCUPATION;
         NAME; PAST SERVICE                                    DIRECTORSHIPS; AGE
         ------------------                                   ---------------------
John C. McKelvey.....................      President and Chief Executive Officer of Midwest Research
  Director since 1977                      Institute, Kansas City, MO (scientific and technical
                                           research); 64
A. Maurice Myers.....................      Chairman of the Company (since July, 1996). President and
  Director since 1996                      Chief Executive Officer of the Company (since April, 1996).
                                           Formerly President and Chief Operating Officer America West
                                           Airlines, Inc., Phoenix, AZ (Jan. 1994 -- Dec. 1995);
                                           President and Chief Executive Officer of Aloha Air Group,
                                           Inc., Honolulu, HI (Aug. 1983 -- Dec. 1993); Director of
                                           Hawaiian Electric Industries, Inc.; 58
William L. Trubeck...................      Senior Vice President-Finance and Chief Financial Officer,
  Director since 1994                      President, Latin American Operations, International
                                           MultiFoods, Inc., Minneapolis, MN (food distribution and
                                           production) (since February, 1997). Formerly Senior Vice
                                           President-Finance and Chief Financial Officer of SPX
                                           Corporation, Muskegon, MI (November 1994 -- October 1996);
                                           Senior Vice President and Chief Financial Officer of
                                           Honeywell, Inc., Minneapolis, MN (April 1993 -- October
                                           1994); 52
Carl W. Vogt.........................      Senior Partner, Fulbright & Jaworski, L.L.P., Washington,
  Director since 1996                      DC (since 1994). Formerly Chairman, National Transportation
                                           Safety Board, Washington, DC (1992-1994); Managing Partner,
                                           Fulbright & Jaworski, L.L.P., Washington, DC (prior to
                                           1994); Director of BT Alex Brown Flag Funds and American
                                           Science & Engineering; 62
William D. Zollars...................      President of Yellow Freight System, Inc., the Company's
                                           principal operating subsidiary (since September, 1996).
                                           Formerly Senior Vice President, Ryder Integrated Logistics,
                                           Inc., Miami, Florida (1994-1996); 51

             SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR
                             AND EXECUTIVE OFFICERS

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL      PERCENT OF
                         NAME                              OWNERSHIP(1)        CLASS(2)
                         ----                            -----------------    ----------
Klaus E. Agthe.........................................          7,770(3)           *
Cassandra C. Carr......................................          5,812(4)           *
Howard M. Dean.........................................          6,658(5)           *
David H. Hughes........................................          6,158(6)           *
Ronald T. LeMay........................................          6,158(7)           *
John C. McKelvey.......................................          6,548(8)           *
A. Maurice Myers.......................................        327,500(9)        1.3
William L. Trubeck.....................................          6,764(10)          *
Carl W. Vogt...........................................          5,873(11)          *
William D. Zollars.....................................         37,500(12)          *
William F. Martin, Jr. ................................       27,078.6(13)          *
Herbert A. Trucksess, III..............................       46,603.5(14)()        *
Samuel A. Woodward.....................................         29,675(15)          *
All Directors, Nominees for Director and executive
  officers as a Group (13 Persons).....................      520,098.1(16)()     2.0

     (1) Direct ownership unless indicated otherwise.

     (2) * indicates less than 1% ownership.
     (3) Includes 4,000 shares subject to option.
     (4) Includes 4,000 shares subject to option. Also includes 1,225 shares upon which Mrs. Carr has deferred receipt until her departure from the Board.
     (5) Includes 4,000 shares subject to option.
     (6) Includes 4,000 shares subject to option.
     (7) Includes 4,000 shares subject to option.
     (8) Includes 3,500 shares subject to option and 200 shares upon which Mr. McKelvey disclaims beneficial ownership.
     (9) Includes 327,500 shares subject to option.
     (10) Includes 4,000 shares subject to option.
     (11) Includes 4,000 shares subject to option.
     (12) Includes 37,500 shares subject to option.
     (13) Includes 25,000 shares subject to option and 1,278.6 shares credited to Mr. Martin's account in the Stock Sharing Plan.
     (14) Includes 42,000 shares subject to option and 13.5 shares credited to Mr. Trucksess' account in the Stock Sharing Plan.
     (15) Includes 29,675 shares subject to option.
     (16) Includes 493,175 shares subject to option and 1,292.1 shares credited to Executive Officers' accounts in the Stock Sharing Plan.

Share ownership of Nominees, Directors and executive officers is as of January 31, 1999, and includes (i) shares in which they may be deemed to have a beneficial interest, (ii) shares credited to individual accounts in the Stock Sharing Plan, a qualified savings and defined contribution plan; (iii) shares subject to options that are exercisable on or prior to April 1, 1999, pursuant to the 1992, 1996 and 1997 Stock Option Plans; and (iv) in the case of outside Directors, options that are exercisable on or prior to April 1, 1999, pursuant to the Directors' Stock Compensation Plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AS OF DECEMBER 31, 1998

     As of December 31, 1998, the persons known to the Company to be beneficial owners of more than five percent of the Company's outstanding shares of Common Stock, the number of shares beneficially owned by them, and the percent of such shares so owned were:

                                                               AMOUNT AND NATURE
                     NAME AND ADDRESS                            OF BENEFICIAL      PERCENT
                    OF BENEFICIAL OWNER                            OWNERSHIP        OF CLASS
                    -------------------                        -----------------    --------
Mellon Bank Corporation....................................        2,507,064(1)       9.96
  One Mellon Bank Center
  Pittsburgh, PA 15258
The Prudential Insurance Company of America................        1,408,000(2)        5.6
  751 Broad Street
  Newark, NJ 07102
Clover Capital Management, Inc.............................        1,719,300(3)        6.8
  11 Tobey Village Office Park
  Pittsford, NY 14534
Crabbe Huson Group, Inc....................................        1,487,500(4)        5.9
  121 SW Morrison
  Suite 1400
  Portland, OR 97204

     (1) According to information provided to the Company. Mellon Bank Corporation had, through certain of its subsidiaries, the following voting and investment powers with respect to such shares: (a) sole voting power, 2,012,464 shares; (b) shared voting power, 0 shares; (c) sole investment power, 2,297,064 shares; and (d) shared investment power, 210,000 shares.

     (2) According to information provided to the Company, Prudential Insurance had the following voting and investment powers with respect to such shares: (a) sole voting power, 5,400 shares; (b) shared voting power, 1,402,600 shares; (c) sole investment power, 5,400 shares; and (d) shared investment power, 1,402,600 shares.

     (3) According to information provided to the Company, Clover Capital Management had the following voting and investment powers with respect to such shares: (a) sole voting power, 0 shares; (b) shared voting power, 1,719,300 shares; (c) sole investment power, 0 shares and (d) shared investment power, 1,719,300 shares.

     (4) According to information provided to the Company, Crabbe Huson Group, Inc. had the following voting and investment powers with respect to such shares
(A) sole voting power, 0 shares; (B) shared voting power, 1,357,800 shares; (C) sole investment power, 0 shares; and (D) shared investment power, 1,487,500 shares.

              STRUCTURE AND FUNCTIONING OF THE BOARD OF DIRECTORS

     The Board of Directors held five regularly scheduled meetings and four special meetings during 1998.

     Audit Committee. The Audit Committee met three times during 1998. The Audit Committee consisted of Ronald T. LeMay, John C. McKelvey, and Carl W. Vogt. The Committee's functions include consulting with the Company's independent public accountants concerning the scope and results of the audit, reviewing the evaluation of internal accounting controls and inquiring into special accounting-related matters.

     Compensation Committee. The Compensation Committee met five times during 1998. The Compensation Committee consisted of Cassandra C. Carr, William L. Trubeck, and David H. Hughes. The Committee's functions include making recommendations to the Board of Directors regarding compensation of officers and approving compensation strategies for executive officers; reviewing actions relating to officer compensation; and setting policy for the Company's pension and profit sharing plans.

     Governance Committee. The Governance Committee met once during 1998. The Governance Committee consisted of Carl W. Vogt, Klaus E. Agthe, and Howard M. Dean. The Committee's functions include: (a) the organization, structure and responsibility of the Board and its Committees; (b) evaluation of the effectiveness of the Board and each Committee in the Company's corporate governance process; (c) review of the qualifications of prospective directors and the nomination of director candidates; (d) review of the appropriate level of outside directors' fees and retainers; and (e) determination of the appropriate ratio of inside and outside directors.

                            DIRECTORS' COMPENSATION

     Directors who are not full time employees of the Company are paid an annual retainer for Board service of $23,000; an annual retainer for Committee service of $1,200 for each Committee on which a Director serves; an attendance fee of $1,300 for each Board meeting and $1,100 for each Committee meeting attended; and are reimbursed or made whole for all costs or expenses of any kind incurred by them relating to Board or Committee meetings. Committee chairmen receive an attendance fee of $2,100 for each committee meeting attended. Directors may elect to defer receipt of the retainer and attendance fees. Pursuant to the terms of the Directors Stock Compensation Plan, a minimum of 50% of the Board and Committee retainers are to be paid in the form of Company common stock, with the stock award determined annually on the date of the Company's Annual Meeting of Stockholders based on the closing price of the Company's common stock on that date and the then-applicable level of Board and Committee retainers. The directors annually have the option of taking up to 100% of the Board and Committee retainers in Company common stock rather than cash. Also pursuant to the Directors Stock Compensation Plan, commencing on April 24, 1997 and annually on the first business day of each calendar year thereafter, the Directors receive option grants of 2,000 shares of the Company's common stock, with the options vesting after six months and exercisable for five years. A total of 100,000 shares are reserved for award under the Directors Stock Compensation Plan. Directors who are full time employees of the Company or any subsidiary are not paid any retainer or attendance fees for services as members of the Board or any Committee thereof.

     During 1998, with the exception of Howard M. Dean, no incumbent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board held during the period he was a Director and of Committees of the Board on which he served during the period that he was a Director. Mr. Dean attended six of the nine Board meetings and the one meeting of the Committee upon which he served.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1998, 1997 and 1996 of those persons who were, at December 31, 1998, the executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                         ---------------------------------------
                                        ANNUAL COMPENSATION                       AWARDS               PAYOUTS
                             -----------------------------------------   -------------------------   -----------
                             (B)       (C)          (D)         (E)           (F)                                     (I)
            (A)                                              (1)OTHER     RESTRICTED        (G)          (H)        (2)ALL
    NAME AND PRINCIPAL                                        ANNUAL         STOCK       OPTIONS/       LTIP         OTHER
         POSITION            YEAR   SALARY ($)   BONUS ($)   COMP. ($)   AWARDS(S) ($)   SARS (#)    PAYOUTS ($)   COMP. ($)
    ------------------       ----   ----------   ---------   ---------   -------------   --------    -----------   ---------
A. Maurice Myers             1998    $550,000    $158,971           0          0         400,000/0        0             0
Chairman, President and      1997    $550,000    $369,150     $75,441          0         170,000/0        0             0
Chief Executive              1996    $412,722    $ 96,249           0          0         400,000/0        0             0
Officer, Yellow Corporation
Herbert A. Trucksess, III    1998    $246,000    $ 51,630           0          0          40,000/0        0             0
Senior Vice President of     1997    $220,997    $115,260           0          0          50,000/0        0             0
Finance & Treasurer,         1996    $204,996    $ 25,625           0          0          75,000/0        0          $944
Yellow Corporation
William F. Martin, Jr.       1998    $211,080    $ 39,871           0          0          20,000/0        0             0
Senior Vice President        1997    $191,580    $ 94,832           0          0          25,000/0        0             0
& Secretary, Yellow          1996    $186,000    $ 23,250           0          0          75,000/0        0          $944
Corporation
Samuel A. Woodward           1998    $219,100    $ 40,968           0          0          20,000/0        0             0
Senior Vice President,       1997    $209,100    $103,502           0          0          25,000/0        0             0
Operations & Planning,       1996    $ 93,289    $ 23,489           0          0          75,000/0        0             0
Yellow Corporation

     (1) While the four named executive officers receive certain perquisites from the Company, such perquisites did not reach in 1998 the threshold for reporting of $50,000 or ten percent of salary and bonus set forth in the applicable rule of the Securities and Exchange Commission. Mr. Myers' other annual compensation in 1997 includes $32,821 for reimbursement of club initiation fees.

     (2) The compensation reported for 1996 includes (a) shares allocated to the accounts of certain of the named executive officers under the Company's Stock Sharing Plan and (b) the cash replacement of the stock sharing contributions to which the named executives would have been entitled before application of legislative limitations.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables summarize the option exercises by the executive officers named in the Summary Compensation Table above during 1998; the year-end value of their options; and the option grants to said executive officers during 1998.

             OPTION AND SAR EXERCISES AND YEAR END VALUE TABLE (1)

                                                                                              VALUE OF          VALUE OF
                                                           NUMBER OF        NUMBER OF        UNEXERCISED       UNEXERCISED
                                                          UNEXERCISED      UNEXERCISED      IN-THE-MONEY      IN-THE-MONEY
                                                          OPTIONS AT         SARS AT         OPTIONS AT          SARS AT
                                                          FY-END (#)        FY-END(#)         FY-END($)         FY-END(#)
                        SHARES ACQUIRED      VALUE       EXERCISABLE/     EXERCISABLE/      EXERCISABLE/      EXERCISABLE/
         NAME           ON EXERCISE(#)     REALIZED      UNEXERCISABLE    UNEXERCISABLE     UNEXERCISABLE     UNEXERCISABLE
----------------------  ---------------    --------      -------------    -------------     -------------     -------------
A. M. Myers                      0              N/A     185,000/585,000         0         $941,250/$941,250         0
H. A. Trucksess III          2,000          $38,500      42,000/115,000         0         $202,813/$321,563         0
W. F. Martin, Jr.                0              N/A       25,000/76,250         0         $128,906/$289,688         0
S. A. Woodward                   0              N/A       29,675/76,250         0         $161,047/$289,688         0

     (1) The value of the Company's common stock on 12/31/98 was $19.125.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                                 POTENTIAL
                                                                                              REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL
                           NUMBER OF     PERCENT OF TOTAL(2)                                   RATES OF STOCK
                          SECURITIES        OPTIONS/SAR'S                                    PRICE APPRECIATION
                          UNDERLYING         GRANTED TO        EXERCISE OR                    FOR OPTION TERM
                         OPTIONS/SAR'S      EMPLOYEES IN       BASE PRICE    EXPIRATION   ------------------------
         NAME             GRANTED(#)         FISCAL YEAR        ($/SHARE)       DATE          5%           10%
-----------------------  -------------   -------------------   -----------   ----------       --           ---
A. M. Myers                 400,000            45.80%            $19.750      4/15/08     $4,968,000   $12,592,000
H. A. Trucksess III          40,000             4.60%            $17.531      7/16/08     $  441,200   $ 1,117,600
W. F. Martin, Jr.            20,000             2.30%            $17.531      7/16/08     $  220,600   $   558,800
S. A. Woodward               20,000             2.30%            $17.531      7/16/08     $  220,600   $   558,800

     (1) All options become exercisable in four equal annual installments. All options were granted with an exercise price equal to the Closing Price of the Company's common stock as reported by NASDAQ on the date of each grant. The time at which options become exercisable is accelerated upon the occurrence of certain events, including total permanent disability or death of the executive officer while in the employ of the Company, if the Company is wholly or partly liquidated, or is a party to a merger, consolidation or reorganization in which it or an entity controlled by it is not the surviving entity. Options exercised may be paid for in cash or by delivery of shares owned by the Grantee.

     (2) Includes grants to employees of certain of the Company's subsidiaries.

               EMPLOYMENT CONTRACTS, CHANGE OF CONTROL AGREEMENTS
                    AND TERMINATION OF EMPLOYMENT AGREEMENTS

     The Company entered into an Employment Agreement on March 20, 1996 with its Chairman, President and Chief Executive Officer A. Maurice Myers that contains the following essential terms and conditions: (a) a base salary of $550,000 per year to be reviewed annually in accordance with the Company's normal salary policy for executive officers; (b) an annual bonus pursuant to which a target award in the amount of 70% of Mr. Myers' base salary, with a maximum of 140% of base salary, shall be established for each year, with the criteria for establishment of the target and parameters for payment to be determined annually by the Compensation Committee, at least 80% of the criteria established by the Committee being based on specific measurements of financial performance of the Company during the applicable year and the remaining percentage being based on non-financial criteria; (c) stock option awards on March 20, 1996 and March 20, 1997 based on the closing price of the Company's common stock on the NASDAQ exchange on those dates in the amount of 400,000 shares and 170,000 shares, respectively, with each award vesting 50% on the first anniversary of the award, and 25% vesting on the second and third anniversary of each award; (d) a supplemental retirement benefit providing Mr. Myers with the difference between the benefits that he would have received under the Company's pension plan if the service credited for benefit accrual purposes under the plan were 20 years plus his actual such service, if any, after his normal retirement date and the benefits actually payable to Mr. Myers under the pension plan, said supplemental retirement benefit vesting at the rate of 20% per year with Mr. Myers' becoming 100% vested on the fifth anniversary of his hire date; (e) payments in the event of Mr. Myers' termination "without cause," or resignation for "good reason" or following a "change of control", as those terms are defined in the Agreement ("change of control" having the same definition as set forth in the Company's Executive Severance Agreements, described below) in the amount of twice Mr. Myers' annual rate of compensation, including target bonus, at the time of termination, plus target bonus for the year of termination, and immediate vesting in all outstanding stock options and any incentive and benefit plans applicable at the time of termination; and (f) the payment of certain expenses regarding Mr. Myers' relocation to the Kansas City area from Phoenix, Arizona.

     The Company has entered into Executive Severance Agreements (the "Agreements") with all the executive officers named in the Summary Compensation Table, as designated by the Board of Directors. (In the case of A. Maurice Myers, payments are only to the extent that they would exceed payments under the "change of control" provisions of Mr. Myers' Employment Agreement.)

     In the event of a "Change in Control" of the Company followed within two years by (1) the termination of the executive's employment for any reason other than death, disability, retirement or "cause" or (2) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company's practice prior to the Change of Control, the Agreements provide that the executive shall be paid a lump sum cash amount equal to the sum of (a) two times the executive's highest compensation (salary plus bonus) for any consecutive 12-month period within the previous three years. If the executive is within 10 years of his normal retirement age (65), then the executive would be paid three times such highest compensation. The above-described payments are also subject to a gross-up provision in the event that it is determined that the benefits provided by the Agreements are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986.

     The executive would further be entitled to receive in exchange for his non-qualified stock options granted by the Company which are outstanding on the date of the Change of Control common stock of the Company (or, if the Company or its successor becomes a subsidiary of another company, common stock of such other company) having a fair market value equal to the fair market value of such stock options on the Effective Date of the Change of Control.

     A termination is for "cause" if it is the result of a conviction of a felony involving moral turpitude by a court of competent jurisdiction, which is no longer subject to direct appeal, or an adjudication by a court of competent jurisdiction, which is no longer subject to direct appeal, that the executive is mentally incompetent or that he is liable for willful misconduct in the performance of his duty to the Company which is demonstrably and materially injurious to the Company.

     "Change of Control" for the purpose of the Agreements shall be deemed to have taken place if: (i) A third person, including a "group" as defined in
Section 13(D)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company and as a result thereof becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the continuing directors shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

                          DEFINED BENEFIT PENSION PLAN

     The Company and certain of its subsidiaries' officers participate in a noncontributory, defined benefit pension plan. Such plan covers all regular full-time and regular part-time office, clerical, sales, supervisory and executive personnel of the Company and participating subsidiaries (excluding directors who are not salaried employees) who are at least age 21, are employed in the United States and are not otherwise covered by a pension plan under a collective bargaining agreement. Pension plan benefits are calculated solely on salaries and cash bonuses. Compensation reported in the Summary Compensation Table includes amounts which are not covered compensation under the pension plan. Participants are vested after five years of service.

     A participant retiring at age 65 will receive an annual pension benefit (single life basis) amounting to 1 2/3% of his final average annual compensation paid in the five highest consecutive years of the participant's last ten consecutive years of participation, multiplied by his total years of participation, the sum of which is reduced by 50% of the amount of his primary Social Security entitlement at retirement (prorated if participation is less than 30 years). The pension of the highest-paid executive officers will probably be reduced from the above formula because of ERISA limitations.

     The following table sets forth the gross annual benefits (single life at age 65), before deduction of the applicable primary Social Security offset amount (a maximum of 50% of the participant's primary Social Security benefits at 30 years of participation), payable upon retirement under the defined benefit pension plan for specified remuneration and years of service classifications, part of which may be paid pursuant to the supplemental retirement income agreements discussed below:

                              PENSION VALUE TABLE

                                             YEARS OF SERVICE
                            ---------------------------------------------------
ELIGIBLE REMUNERATION(1)      15         20         25         30         35
------------------------    -------    -------    -------    -------    -------
        200,000              50,000     66,650     83,350    100,000    116,650
        225,000              56,250     75,000     93,750    112,500    131,250
        250,000              62,500     83,350    104,150    125,000    145,850
        300,000              75,000    100,000    125,000    150,000    175,000
        350,000              87,500    116,650    145,850    175,000    204,150
        400,000             100,000    133,350    166,650    200,000    233,350
        450,000             112,500    150,000    187,500    225,000    262,500
        500,000             125,000    166,650    208,350    250,000    291,650
        550,000             137,500    183,350    229,150    275,000    320,850
        600,000             150,000    200,000    250,000    300,000    350,000
        650,000             162,500    216,650    270,850    325,000    379,150
        700,000             175,000    233,350    291,650    350,000    408,350
        750,000             187,500    250,000    312,500    375,000    437,500
        800,000             200,000    266,650    333,350    400,000    466,650
        850,000             212,500    283,350    354,150    425,000    495,850

     (1) Eligible Remuneration as used in this table is defined as final average covered compensation (salary and annual bonus) for the five highest consecutive years of the participant's last ten consecutive years of participation preceding termination of employment under the plan.

     ERISA, as amended by subsequent legislation, limits covered compensation under the pension plan to $160,000 in 1998 and imposes maximum annual benefit limitations, which may cause a reduction in the pension payable under the pension plan. The Company enters into nonqualified, unfunded supplemental retirement income agreements with affected participants which are designed to provide those benefits intended by the pension plan before application of the legislative limitations.

     The named executive officers have credited years of service in the plan as follows: Mr. Myers, 2 years, Mr. Trucksess, 4 years, Mr. Woodward, 2 years, and Mr. Martin, 18 years.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation program for the Company's executive officers was established to allow the organization to attract and retain the caliber of executive whose leadership skills will enable the Company and its subsidiaries to effectively compete in their market segments. Additionally, the programs are intended to act as an incentive for the executives to attain the highest level of organizational performance and profitability by rewarding the executive for increasing levels of profit and stockholder value.

     In conformance with the above compensation philosophy, the total annual compensation for all executive officers of the Company is determined by three elements, namely, (1) salary; (2) a potential annual incentive compensation award or bonus; and (3) participation in the Company's stock option plan.

     Salary for the Company's executive officers is determined by analysis of three factors: (1) salary levels at service industries with gross revenues comparable to the Company, based upon survey data produced by Towers Perrin, a nationally-recognized executive compensation consulting firm; (2) evaluation of the individual executive officer's performance; and (3) the Company's ability to pay. The three factors are considered collectively but not pursuant to a precise formula. The Company's ability to pay is a threshold consideration. Individual executive performance is to be evaluated by reference to specific performance targets or goals that are to be established each year for each executive. While the Company has targeted the median of the range established by the survey group of service industries with gross revenues comparable to the Company, the actual 1998 salaries of executive officers are generally below the median.

     In July of 1996, an annual incentive compensation, or bonus, plan was implemented for the Company's executive officers that provides for the payment of varying levels of incentive award as expressed as a percent of annual base compensation, with the percentage increasing the higher an executive officer's position within the Company.

     Each year a threshold, target, and maximum overall Company financial and personal measurement is to be established that ties each executive's annual compensation potential to the Company's annual business goals and individual performance. For 1998, 40% of the award is based on operating income, 40% on return on capital compared to plan and 20% on the degree to which each Executive has achieved the annual performance targets and goals referred to above. During 1998, the Company attained 70% of its operating income target and 78.5% of its return on capital target. Accordingly, the named executive officers received an incentive award equal to 38% of the target potential.

     The awards of stock options during 1998 to the Company's executive officers (other than President and Chief Executive Officer A. Maurice Myers, whose compensation is discussed separately), were based upon survey data developed by Towers Perrin on the appropriate level of stock compensation for executives at companies with gross revenues comparable to the Company's. In granting stock options, the Committee takes into consideration the amount and value of any previous stock option grants. The awards granted in 1998 are based upon the closing price of the Company's common stock as reported by NASDAQ on the date of each grant, and the awards vest in equal installments over a four-year period. The 1998 awards of stock compensation to executive officers were entirely based on stock options due to the Committee's belief that options represent the most effective vehicle to incent management to increase profit and stockholder value.

                         PRESIDENT AND CEO COMPENSATION

     The compensation of President and Chief Executive Officer A. Maurice Myers is the subject of an employment agreement dated March 20, 1996, the essential elements of which are detailed in the section of this proxy statement devoted to employment contracts, which discussion is hereby incorporated by reference. The Committee believes that the compensation package awarded to Mr. Myers was necessary to attract to the Company an executive with a proven track record of superior management performance in the transportation industry. The Committee notes that both Mr. Myers' base annual salary and the amount of his stock option awards are consistent with the Company's goal of targeting the median of the Towers Perrin survey group of companies.

     Mr. Myers' annual salary is subject to an annual review based upon the same criteria that was discussed earlier with respect to executive officer salary compensation generally. In lieu of a base salary increase during 1998, the Committee elected to grant Mr. Myers a 400,000 share stock option, which vests on the same basis as 1998 stock option awards to the Company's executive officers generally.

     Mr. Myers' 1998 annual incentive compensation award was determined in the same manner as previously described for executive officers generally.

     Finally, the Committee has reviewed the provisions of Section 162(m) of the Internal Revenue Code, which was enacted in 1993, relating to the $1 million deduction cap for executive salaries and believes that no compensation for the named executive officers will be governed by this regulation for 1998.

                                          Cassandra C. Carr, Chairman
                                          David H. Hughes
                                          William L. Trubeck

                                          Members of the Compensation Committee

                            COMMON STOCK PERFORMANCE

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's common stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Transportation Composite Index for the period of five years commencing December 31, 1993 and ending December 31, 1998.

                                                   YELLOW CORPORATION             S&P 500 INDEX            S&P TRANSPORTATION
                                                   ------------------             -------------            ------------------
'Dec 93'                                                 100.00                      100.00                      100.00
'Dec 94'                                                 100.25                      101.32                       83.84
'Dec 95'                                                  53.23                      130.40                      116.82
'Dec 96'                                                  61.83                      171.40                      133.68
'Dec 97'                                                 109.07                      228.59                      173.27
'Dec 98'                                                  82.25                      293.91                      169.91

     II. PROPOSAL TO APPROVE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountants of the Company for 1999. The appointment of independent public accountants by the Board of Directors is submitted annually for approval by the stockholders. Although stockholder approval is not required, if the stockholders do not ratify the appointment, the Board of Directors will reconsider the matter. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions, and he will have an opportunity to make a statement if he desires to do so.

                               III. OTHER MATTERS

     The Board of Directors does not intend to bring any other business before the meeting and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

     PLEASE EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY FORM. You may later revoke the proxy, and if you are able to attend the meeting, you may vote your shares in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS:

                                          William F. Martin, Jr.
                                          WILLIAM F. MARTIN, JR.
                                          Secretary

Overland Park, Kansas
March 5, 1999

                                  [FRONT SIDE]

                               YELLOW CORPORATION
                                     PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 22, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints A. MAURICE MYERS, HOWARD M. DEAN AND WILLIAM L. TRUBECK, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Yellow Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Yellow Corporation, to be held at the Doubletree Hotel, 10100 College Boulevard, Overland Park, Kansas, on Thursday, April 22, 1999, at 9:30 a.m., and at any adjournments thereof.
     If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said Proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.


          (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)
--------------------------------------------------------------------------------


                                 [REVERSE SIDE]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.


1.  ELECTION OF DIRECTORS:              NOMINEES -- Klaus E. Agthe, Cassandra
                                                    C. Carr, Howard M. Dean,
                                                    Ronald T. LeMay, John C.
                                                    McKelvey,  A. Maurice Myers,
                                                    William L. Trubeck, Carl W.
                                                    Vogt,  William D.  Zollars

  FOR all nominees           WITHHOLD
  listed (except as         AUTHORITY
   marked to the          to vote for all
contrary to the right).      nominees.

        [ ]                    [ ]


(To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

________________________________________________________________________________
The Board of Directors recommends a vote FOR all director nominees listed.



2. PROPOSAL TO APPROVE THE APPOINTMENT of Arthur Andersen LLP as independent public accountants of the Corporation for 1999.

The Board of Directors recommends a vote FOR Proposal 2.

      FOR            AGAINST             ABSTAIN
      [ ]              [ ]                 [ ]

3. OTHER BUSINESS: In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting.



                                          Please sign exactly as name appears
                                          to the left.  When shares are held by
                                          joint tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee, or guardian,
                                          please give full title as such.  If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer.  If a
                                          partnership, please sign in
                                          partnership name by authorized
                                          person.

                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Signature if held jointly
                                          Dated:_________________________, 1999

                                          PLEASE MARK, SIGN, DATE AND RETURN
                                          THE PROXY CARD PROMPTLY USING THE
                                          ENCLOSED POSTAGE-PAID ENVELOPE.
                                          THIS PROXY IS SOLICITED ON BEHALF OF
   CONFIDENTIAL VOTE REQUESTED:           THE BOARD OF DIRECTORS.
              [ ]

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE


                          [LOGO OF YELLOW CORPORATION]


Dear Stockholder,

Attached is the proxy card that can be used to vote your shares of Yellow Corporation common stock. Whether you expect to attend the Annual Meeting or not, please complete, sign and return the accompanying proxy so that your shares will be represented at the meeting. Return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States.

If you are receiving more than one set of annual meeting material you may be able to save your company money by combining stockholder accounts. Sometimes when stock is purchased in two or more transactions slight differences in registration can result in multiple accounts. For example, misspelled names or the use of middle initials on some purchases but not on others may cause separate accounts to be established. Please contact our transfer agent ChaseMellon Shareholder Services at 1-800-851-9677 for information on combining these accounts.

Thank you for investing in Yellow Corporation.

         - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING -

                               YELLOW CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 22, 1999
    THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY
    The undersigned hereby directs Fidelity Management Trust Company to appoint
A. MAURICE MYERS, HOWARD M. DEAN AND WILLIAM L. TRUBECK, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Yellow Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Yellow Corporation, to be held at the Doubletree Hotel, 10100 College Boulevard, Overland Park, Kansas, on Thursday, April 22, 1999, at 9:30 a.m., and at any adjournments thereof.

    If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said Proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any instructions heretofore given to vote at such meeting.

                            DATED:                      ,1999
                                  ----------------------

                            Please sign exactly as name appears to the left.
                            ----------------------------------------------------
                            |                                                  |
                            |                                                  |
                            |                                                  |
                            ----------------------------------------------------
                                                Signature

                            PLEASE MARK, SIGN, DATE AND RETURN THE CARD
                            PROMPTLY USING THE ENCLOSED POSTAGE-PAID
                            ENVELOPE.

                            THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY.






         - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING -

This card, when properly executed, will be voted in the manner directed herein by the undersigned. All directions will be kept confidential by Fidelity Management Trust Company. IF NO DIRECTION IS MADE, IF THE CARD IS NOT SIGNED, OR IF THE CARD IS NOT RECEIVED BY APRIL 19, 1999. THE SHARES CREDITED TO YOUR ACCOUNT WILL NOT BE VOTED.

                                                                              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW.
1. ELECTION OF DIRECTORS:

Nominees - Klaus E. Agthe, Cassandra C. Carr, Howard M. Dean, Ronald T. LeMay,                    FOR all            WITHHOLD
John C. McKelvey, A. Maurice Myers, William L. Trubeck, Carl W. Vogt, William D. Zollars.     nominees listed        AUTHORITY
                                                                                             (except as marked    to vote for all
                                                                                          to the contrary at left)   nominees
(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME              | |                   | |
ON THE LINE PROVIDED BELOW.)

----------------------------------------------------------------------------------------          FOR        AGAINST     ABSTAIN

2. PROPOSAL TO APPROVE THE APPOINTMENT of Arthur Andersen LLP as                                  | |          | |         | |
   independent public accountants of the Corporation for 1999.

3. OTHER BUSINESS: In their discretion, the Proxies are authorized to vote
   upon such other business as may properly come before the meeting.                              |_           |_          |_

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR
NOMINEES AND FOR PROPOSAL 2.

          (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)